Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan of our report dated February 20, 2025, with respect to the financial statements of Red River Pipeline Company LLC, not included herein, which report appears in the Annual Report on Form 10-K of Delek Logistics Partners, LP dated February 26, 2025.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
March 10, 2025